                                                                   Exhibit 3.122


                                                       597431

                                                       ENDORSED

                                                       FILED

                                                       In the office of the
                                                       Secretary of State of
                                                       the State of California

                            ARTICLES OF INCORPORATION

                             TRM PUBLICATIONS, INC.

                                                                           0197
                                                                           0

                                                        H.P. SULLIVAN, Secretary
                                                        of State

FIRST: The name of the corporation is TPJI Publications, INC.

SECOND: The corporation's purposes are:

(a)   To engage primarily in the publication of a magazine named Street Chopper.

(b) The corporation's secondary purposesis to advertise, sell, distribute and publish magazines, periodicals and catalogues having to do with the sale, manufacture, repair and design of motorcycles and related items.

(c) To engage in any business, whether related or unrelated to those described in clauses (a) and (b) of this article, that may from time to time be authorized or approved by the Board of Directors of this corporation.

(d) To act as a partner or a joint adventurer or in any other legal capacity whenever deemed advisable by the Board of Directors.

(e)   To do business anywhere in the world; and

(f) To have and to exercise all the rights and powers that are now or may hereafter be granted to a corporation by law.

THIRD: The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is Orange County.

FOURTH: The number of directors of the corporation is three:

            1.   THOMAS M. MCMULLEN             1221 North Euclid
                                                Fullerton, California

            2.   ROSEMARIE MCMULLEN             1221 North Euclid
                                                Fullerton, California

            3.   JAMES L. CLARK                 1643 Picadilly Way
                                                Fullerton, California

FIFTH: The corporation is authorized to issue only one class of stock. The total number of shares that the corporation is authorized to issue is 7500 shares. Each share shall be without par value. No distinction shall exist between the shares of the corporation of the holders thereof.

            IN WITNESS WHEREOF, the undersigned, constituting the incorporators and first directors of this corporation, have executed these Articles of Incorporation on this 29 day of April, 1970.

                                                THOMAS M. MCMULLEN

                                                ROSEMARIE MCMULLEN

                                                JAMES L.CLARK

                                                           A469739

                                                           Endorsed

                                                           FILED -

                                                           In the office of the
                                                           Secretary of State of
                                                           the State of
                                                           California

                                                           Dec 26, 1995

                      CERTIFICATE OF AMENDMENT OF ARTICLES
                               OF INCORPORATION OF

                         MCMULLEN & YEE PUBLISHING, INC.

                                                           Bill Jones, Secretary
                                                           of State

      Curtis A. Thompson and Beverly C. Chell certify that:

1. They are the Vice President and Secretary, respectively of McMullen & Yee Publishing, Inc., a California corporation.

2. Article FIRST of tie Articles of Incorporation (hereinafter, the "Articles") of the Corporation is amended (the "Amendment") to read as follows:

                                  ARTICLE FIRST

         The name of this corporation is McMullen Argus Publishing, Inc.

3. The foregoing Amendment of the Articles has been duly approved by the Board of Directors of the Corporation.

4. The foregoing Amendment of the Articles has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporation Code of the State of California. The total number of outstanding shares of the Corporation entitled to vote with respect to the Amendment is 1,770. The foregoing Amendment was approved unanimously by vote of the 1,770 shares. The percentage vote required was more than 50%.

      I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct and of my own knowledge.

DATED:              November 14, 1995

                               Curtis A. Thompson
                               Vice President

Beverly C. Chell
Secretary

A408159

                      CERTIFICATE OF AMENDMENT OF ARTICLES
                               OF INCORPORATION OF

                                                              ENDORSED
                                                              FILED

                                                         In the office of the
                                                         Secretary of State of
                                                         the State of California

                            MCMULLEN PUBLISHING, INC.

                                                                     SEP 10,1991

            KENNETH N. YEE certifies that:

            1. He is the President and the Secretary, of McMullen Publishing, Inc. a California corporation.

            2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                                    ARTICLE I

            The name of this corporation is McMULLEN & YEE PUBLISHING, INC.

            3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors

            4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 2,360. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

      I further declare under penalty of perjury under the laws of the State of California, that the matters set forth in this Certificate are true and correct of my own knowledge.

        DATED,   September 6th, 1991

                                          Kenneth N. Yee

                                                               ENDORSED
                                                               FILED

                                                           In the office of the
                                                           Secretary of State of
                                                           California

                                                           FEB 25 1980
                                                           March Fong Eu,
                                                           Secretary of State
                                                           By James E. Harris

                     CERTIFICATE OF AMENDMENT OF ARTICLES OF
                 INCORPORATION OF T.R.M..PUBLICATIONS, INC. INC.

            The undersigned hereby certify that they are now and at all times mentioned have been, respectively, the President and Secretary of T.R.M. Publications, Inc., a California corporation.

            The undersigned further certify:

            1. At a special directors meeting of the corporation duly held on January 31, 1980 at 9:00 o'clock at the principal office of the corporation at 2145 W. La Palma, the following resolution was adopted:

            RESOLVED that the Article First of the Articles of Incorporation be amended to read as follows:

            ARTICLE 1. The name of the corporation is, McMullen Publishing, Inc.

            2. At a special shareholders meeting duly held on January 31, 1980, at the hour of 9:30 o'clock, at the principal office of the corporation at 2145
W. La Palma, the foregoing amendment of the Articles of Incorporation was approved by resolution of the shareholders, identical in form to the directors resolution set forth above. The total number of shares of the corporation entitled to vote on the adoption of the foregoing amendment is 2360. The amendment was adopted by the vote of 2360 shares.

            Each of the undersigned declares under penalty of perjury that the above facts and certificate of amendment is true and correct. Executed this third day of February, 1980, at Anaheim, California.

President                        Secretary

THOMAS M. McMULLEN               DEANNA LEE McMULLEN